                                 SCHEDULE 14A
                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            SEER TECHNOLOGIES, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                            SEER TECHNOLOGIES, INC.
    ------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[_] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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


                                  [SEER LOGO]


                             8000 Regency Parkway
                          Cary, North Carolina 27511

                                                               January 29, 1997

Dear Stockholder:

  You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Seer Technologies, Inc. to be held at The Solution Center, 1101 Slater Road, Brighton Hall, Research Triangle Park, North Carolina 27703 on February 28, 1997, at 10:30 a.m., local time. I sincerely hope that you will be able to attend the meeting, and I look forward to seeing you.

  The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. We also will report on the operations of the Company during the past year and during the first quarter of fiscal 1997, as well as on our plans for the future.

  We are including with this Proxy Statement a copy of the Company's Annual Report. It contains information on the Company's operations, markets, products and services as well as the Company's audited financial statements. We are also enclosing a report on the Company's performance in the first quarter of fiscal 1997.

  Please take this opportunity to become involved in the affairs of the Company. Whether or not you expect to be present at the meeting, please complete, date, sign and mail the enclosed proxy in the envelope provided. Returning the proxy does NOT deprive you of your right to attend the meeting and vote your shares in person. If you attend the meeting, you may withdraw your proxy and vote your own shares.

                                          Sincerely,

                                          Thomas A. Wilson
                                          President, Chief Executive Officer
                                          and Director

                            SEER TECHNOLOGIES, INC.
                             8000 REGENCY PARKWAY
                          CARY, NORTH CAROLINA 27511

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD FEBRUARY 28, 1997

TO THE STOCKHOLDERS OF SEER TECHNOLOGIES, INC.:

  Notice is hereby given that the Annual Meeting of Stockholders of Seer Technologies, Inc. (the "Company") will be held at The Solution Center, 1101 Slater Road, Brighton Hall, Research Triangle Park, North Carolina 27703 on February 28, 1997, at 10:30 a.m., local time, for the following purposes:

  1. To elect six (6) directors to the Board of Directors to serve for the ensuing year and until their successors are duly elected and qualified.

  2. To approve an amendment to the Company's Stock Option and Restricted Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 2,400,000 to 2,900,000.

  3. To approve an amendment to the Company's Stock Option and Restricted Stock Purchase Plan to limit individual annual awards thereunder.

  4. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants.

  5. To transact such other business as may properly come before the meeting and any adjournment(s) thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

  The close of business on January 15, 1997 has been fixed as the record date for determination of stockholders entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors,

                                          Dennis McKinnie
                                          Vice President, General Counsel and
                                          Corporate Secretary

Cary, North Carolina
January 29, 1997

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. NO POSTAGE IS NEEDED IF MAILED IN THE UNITED STATES.

                            SEER TECHNOLOGIES, INC.
                             8000 REGENCY PARKWAY
                          CARY, NORTH CAROLINA 27511

                                PROXY STATEMENT

  This Proxy Statement is furnished to stockholders in connection with the solicitation by the Board of Directors of Seer Technologies, Inc., a Delaware corporation (the "Company"), of proxies in the accompanying form for use at the Annual Meeting of Stockholders of the Company to be held at The Solution Center, 1101 Slater Road, Brighton Hall, Research Triangle Park, North Carolina 27703 at 10:30 a.m., local time, on February 28, 1997, and at any adjournment thereof (the "Annual Meeting"). This Proxy Statement and the accompanying Notice of Annual Meeting and Form of Proxy are being mailed to the Company's stockholders on January 29, 1997.

                                    VOTING

  If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted at the Annual Meeting and, where a choice is specified, will be voted in accordance with the specification made. Any stockholder who gives a proxy may revoke it at any time before it is exercised by giving a later proxy, by attending the meeting and voting in person or by giving notice of revocation to the Company's Secretary. Executed but unmarked proxies will be voted "FOR" each of the proposals described in this Proxy Statement and in accordance with the best judgment of the proxy holders on any other matter that may properly come before the meeting.

  The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of the common stock, $.01 par value per share ("Common Stock") and Series A Convertible Preferred Stock, $.01 par value per share ("Preferred Stock") entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a quorum exists, the affirmative vote of a plurality of the votes cast by the holders of Common Stock and by the holders of Preferred Stock, voting as a single class, will be required for the election of directors. To approve each of the other proposals described in this Proxy Statement or any other proposal properly brought before the meeting, the affirmative vote of a majority of the shares of Common Stock and Preferred Stock (collectively, the "Shares") present or represented at the meeting and voted on a proposal as a single class will be required. Stockholder votes will be tabulated by persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting.

  Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. If authority to vote for one or more director nominees is withheld, no vote will be cast with respect to the shares represented and the outcome of the election will not be affected. Abstentions will be counted in tabulations of votes cast on the other proposals presented to the stockholders; consequently, abstentions will have the effect of votes against the proposals to which they relate. Broker non-votes, which do not exist in the context of the election of directors, are not counted for purposes of determining whether a proposal has been approved. As a result, broker non-votes will have no effect on any matter presented for approval.

  The close of business on January 15, 1997 has been fixed by the Board of Directors as the record date for the determination of stockholders of the Company entitled to vote at the Annual Meeting. As of that date, the Company had 11,676,459 shares of Common Stock outstanding, with each share being entitled to one vote, and 2,094,143 shares of Preferred Stock outstanding, with each share being entitled to one vote. It is anticipated that the outstanding Shares beneficially owned by executive officers and directors of the Company, aggregating approximately 65% of the votes entitled to be cast, will be voted in favor of each of the proposals listed herein.

  The expense of the solicitation of proxies will be borne by the Company. Following the original mailing of the proxy material, solicitation of proxies may be made by mail, telephone, telegraph, courier service, or personal interview by certain of the regular employees of the Company, who will receive no additional compensation for their services. In addition, the Company will reimburse brokers and other nominees for their reasonable expenses incurred in forwarding soliciting material to beneficial owners.

                        BENEFICIAL OWNERSHIP OF SHARES

  The following table sets forth certain information as of December 31, 1996 with respect to beneficial ownership of Shares by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock or Preferred Stock, (ii) each of the Company's directors and director nominees, (iii) the executive officers of the Company named in the Summary Compensation Table (the "named executives") and (iv) all directors and executive officers of the Company as a group.

  Stock ownership information has been furnished to the Company by the named person. Beneficial ownership as reported in this section was determined in accordance with Securities and Exchange Commission regulations and includes Shares as to which a person possesses sole or shared voting and/or investment power and Shares that may be acquired on or before March 1, 1997 upon the exercise of stock options. Except as otherwise stated in the footnotes below, the named persons have sole voting and investment power with regard to the Shares shown as beneficially owned by such persons.

                                                                         COMBINED COMMON
                                                                          AND PREFERRED
                             COMMON STOCK         PREFERRED STOCK            STOCK(1)
                          ---------------------- ---------------------- -------------------------
                           NO. OF       PERCENT   NO. OF       PERCENT   NO. OF          PERCENT
NAME OF BENEFICIAL OWNER   SHARES       OF CLASS  SHARES       OF CLASS  SHARES          OF CLASS
------------------------  ---------     -------- ---------     -------- ---------        --------
Welsh, Carson, Anderson
 & Stowe ("WCAS")(2)....  7,092,124(3)    60.7%  2,084,012(4)    99.5%  9,176,136(3)(4)    66.6%
Bruce K. Anderson(5)....  6,883,941(6)    59.0   2,019,173(7)    96.4   8,903,114(6)(7)    64.7
Frank T. Cary...........     23,332(8)       *           0          0      23,332(8)          *
Anthony J. de Nicola(5).  6,754,509(9)    57.8   1,979,655(10)   94.5   8,734,164(9)(10)   63.4
George L. McTavish......      4,999(11)      *           0          0       4,999(11)         *
Robert A. Minicucci(5)..  6,777,908(9)    58.0   1,987,086(10)   94.9   8,764,994(9)(10)   63.7
Thomas A. Wilson........          0          0           0          0           0             0
Mark J. Baric...........    134,980        1.2           0          0     134,980             *
Eugene F. Bedell........    344,938(12)    3.0           0          0     344,938(12)       2.5
Dennis McKinnie.........      7,683(13)      *           0          0       7,683(13)         *
John F. Ryan............     11,496          *           0          0      11,496             *
Vivek Wadhwa............    194,808(14)    1.7           0          0     194,808(14)       1.4
All current directors
 and executive officers
 as a group (10
 persons)...............  7,068,270(15)   60.0   2,028,628       96.9   9,096,898(15)      65.6

--------
*  Represents less than one percent of the outstanding shares.
 (1) Holders of Preferred Stock vote together with the holders of Common Stock on all matters to be voted upon by the Company's stockholders. Each share of Preferred Stock is entitled to one vote. The percentages listed under the heading "Percent of Class" are calculated based on the number of shares of Common Stock and Preferred Stock outstanding at December 31, 1996.
 (2) The address of WCAS is 320 Park Avenue, Suite 2500, New York, New York
     10022.
 (3) Includes 6,305,132 shares held by Welsh, Carson, Anderson and Stowe VI, L.P. ("WCAS VI"); 74,446 shares held by WCAS Information Partners II, L.P. ("WCAS Information Partners"); 446,189 shares held by WCAS Capital Partners II, L.P. ("WCAS II"); and 266,357 shares held by general partners of WCAS. WCAS is general partner of each of the foregoing limited partnerships. The principals of WCAS are Bruce K. Anderson, Russell L. Carson, Anthony J. de Nicola, James B. Hoover, Thomas E. McInerney, Robert A. Minicucci, Andrew M. Paul, Richard A. Stowe, Laura Van Buren and Patrick J. Welsh.
 (4) Includes 1,978,643 shares held by WCAS VI; 23,643 shares held by WCAS Information Partners and 81,726 shares held by the general partners of WCAS named in Note (3).
 (5) The indicated person is a general partner of WCAS and certain WCAS affiliates (collectively, the "WCAS Group"). As such, he may be deemed the beneficial owner of some of the Shares that may be deemed beneficially owned by the WCAS Group as described in Notes (3) and (4). The indicated person disclaims such beneficial ownership except to the extent of his direct partnership interests in the WCAS Group. His address is the same as the address listed for WCAS in Note (2).
 (6) Includes the shares held by WCAS VI, WCAS Information Partners and WCAS II described in Note (3).
 (7) Includes the shares held by WCAS VI and WCAS Information Partners described in Note (4).
 (8) Includes 8,332 shares subject to options exercisable on or before March 1, 1997.
 (9) Includes the shares held by WCAS VI and WCAS II described in Note (3).
(10) Includes the shares held by WCAS VI described in Note (4).
(11) Consists of 4,999 shares subject to options exercisable on or before March 1, 1997.
(12) Includes 1,150 shares held by Mr. Bedell's spouse.
(13) Includes 3,933 shares subject to options exercisable on or before March 1, 1997.
(14) Includes 67,808 shares subject to options exercisable on or before March 1, 1997 and 14,000 shares owned by Mr. Wadhwa's sons, with respect to which Mr. Wadhwa disclaims beneficial ownership.
(15) Includes 96,568 shares subject to options exercisable on or before March 1, 1997.

                             ELECTION OF DIRECTORS
                                (PROPOSAL ONE)

  The Amended and Restated By-laws of the Company provide that the number of directors shall initially be five, subject to increase by a vote of 80% of the members of the Board of Directors or a vote of 80% of the voting power of the stockholders. Effective August 21, 1996, when Mr. Wilson was elected as a director, the Board of Directors unanimously fixed the number of directors at seven. Following Mr. Bedell's resignation from the Board in September 1996, the Company was left with six incumbent directors, all of whom have been nominated for election at the 1997 Annual Meeting of Stockholders. Management is in the process of identifying candidates to fill the existing vacancy on the Board. No specific nominee has been selected and no nominations have been received from the Company's stockholders. Upon selection of a suitable nominee, the Board plans to fill the vacancy pursuant to the authority vested in it by the Delaware General Corporation Law and the Company's Amended and Restated By-laws.

  The Board of Directors has nominated Bruce K. Anderson, Frank T. Cary, Anthony J. de Nicola, George L. McTavish, Robert A. Minicucci and Thomas A. Wilson for election as directors at the 1997 Annual Meeting of Stockholders. All nominees currently are members of the Board of Directors and have consented to serve as directors if elected. Each of the directors elected at the 1997 Annual Meeting of Stockholders (and any director subsequently appointed to fill the existing vacancy) will serve until the 1998 Annual Meeting of Stockholders and until the election and qualification of his successor or until his earlier death, resignation or removal.

  It is the intention of the persons named as proxies to vote the proxies FOR the election to the Board of Directors of the six nominees named above, unless a stockholder directs otherwise. In the event that a vacancy (which is not anticipated) arises among the nominees prior to the Annual Meeting, the proxy will be voted for the remaining nominees and may be voted for a substitute nominee designated by the Board of Directors. The affirmative vote of a plurality of the votes cast by the holders of Common Stock and the holders of Preferred Stock, voting together as a single class, will be required to elect each of the nominees as a director of the Company for the ensuing year.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED IN THIS PROPOSAL.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS AND DIRECTOR NOMINEES

  Set forth below with respect to each nominee is his name, age, principal occupation and business experience for the past five years and length of service as a director of the Company.

BRUCE K. ANDERSON
Director since July 1994     Age: 56

  Mr. Anderson has been a director of the Company since July 1994 following the acquisition of a majority interest in the Company by WCAS in June 1994. He has been a general partner of the sole general partner of WCAS since its formation in 1979. Prior to 1979, Mr. Anderson served as Executive Vice President and a director of Automatic Data Processing, Inc. Mr. Anderson also serves as a director of Decision One, Inc. and several privately held companies.

FRANK T. CARY
Director since March 1995    Age: 76

  Mr. Cary has served as a director of the Company since March 1995. He is the retired Chairman of the Board of IBM. He served as IBM's Chief Executive Officer from 1973 to 1981 and as a member of IBM's Board of Directors and its executive committee until April 1991. Mr. Cary is also a director of AEA Investors, Inc., Capital Cities/ABC, Inc., Celgene Corporation, Cygnus Therapeutic Systems, ICOS Corporation, Lexmark International, Inc., ONTOS, Inc. and SPS Transaction Services, Inc. and serves as a director of several private companies.

ANTHONY J. DE NICOLA
Director since July 1994     Age: 32

  Mr. de Nicola has been a director of the Company since July 1994 following the acquisition of a majority interest in the Company by WCAS in June 1994. He joined WCAS in 1994 after having been employed by William Blair & Company since 1990, specializing in financing middle market buyouts. From 1986 to 1988, Mr. de Nicola was employed in the Mergers and Acquisitions Department of Goldman, Sachs & Co. From 1988 to 1990, Mr. de Nicola attended The Harvard University Graduate School of Business Administration, where he earned an M.B.A. with distinction. He serves on the board of directors of a number of private companies.

GEORGE L. MCTAVISH
Director since October 1995  Age: 55

  Mr. McTavish has been a director of the Company since October 1995. He has served as Chairman and Chief Executive Officer of Comdata Holdings Corporation ("Comdata") since March 1992 and as a director of Comdata since 1987. Before taking the above positions with Comdata, Mr. McTavish served as Chairman and Chief Executive Officer of Hogan Systems, Inc. Prior to that, he served as Executive Vice President and Chief Operating Officer of SEI Corporation. Mr. McTavish is also a member of the Board of Directors of Broadway & Seymour, Inc. and serves on the board of two charitable organizations.

ROBERT A. MINICUCCI
Director since July 1994     Age: 44

  Mr. Minicucci has served as Chairman of the Board of Directors of the Company since July 1994 following the acquisition of a majority interest in the Company by WCAS in June 1994. Mr. Minicucci has been a general partner of WCAS since 1993. From 1992 to 1993, he served as Senior Vice President and Chief Financial Officer of First Data Corporation and from 1991 to 1992 as Senior Vice President and Treasurer of the American Express Company. From 1988 to 1991, he served as Managing Director of Lehman Brothers, where he began his career in 1979. Mr. Minicucci serves on the boards of directors of several private companies.

THOMAS A. WILSON
Director since August 1996 Age: 57

  Mr. Wilson has served as President and Chief Executive Officer and as a director of the Company since August 1996. He served as President and Chief Operating Officer of Liveworks, a video conferencing company, from 1993 to August 1996 and as President and Chief Operating Officer of Viewstar Corporation, a client/server software company, from 1992 to 1993. Prior to 1992, he was employed by Oracle Corporation, a relational database company, as Vice President and General Manager, Federal Division (1990-1992) and as Group Vice President, OEM Sales (1989-1990).

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors is responsible for the overall affairs of the Company. To assist the Board of Directors in carrying out this responsibility, the Board has delegated certain authority to several committees. Information concerning those committees follows.

  Messrs. Anderson, McTavish and Minicucci serve on the Compensation Committee of the Board of Directors. The Compensation Committee establishes remuneration levels for officers of the Company, reviews management organization and development, reviews significant employee benefit programs and establishes and administers executive compensation programs. The disinterested members of the Compensation Committee also administer the Company's Stock Option and Restricted Stock Purchase Plan. The Compensation Committee met seven times during fiscal 1996.

  Messrs. Cary and de Nicola presently serve on the Audit Committee of the Board of Directors. The Audit Committee recommends to the Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements and approves any special assignments given to such accountants. The Audit Committee also reviews the planned scope of the annual audit, any changes in accounting principles and the effectiveness and efficiency of the Company's internal accounting staff. The Audit Committee met twice during fiscal 1996.

  Mr. de Nicola serves on the Finance Committee of the Board of Directors. The Finance Committee is authorized by the Board to approve significant levels of borrowing under the Company's credit facility. The Finance Committee did not meet during fiscal 1996.

  The Board of Directors as a whole functions as the nominating committee to select the nominees for election as directors of the Company. The Board of Directors will consider nominees recommended by stockholders if submitted to the Company on or before October 1, 1997. See "Stockholder Proposals for the 1998 Annual Meeting" below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee is comprised of Messrs. Anderson, McTavish and Minicucci. Mr. Minicucci is the Chairman of the Company's Board of Directors.

  On July 15, 1996, WCAS VI executed a Guaranty Agreement with the Company, pursuant to which WCAS VI guaranteed the Company's borrowings under its $12.5 million credit facility with NationsBank, N.A. As consideration for the additional financial risk assumed by WCAS VI in executing the guaranty, the Company issued 75,000 shares of Common Stock to WCAS.

  On August 8, 1996, the Company sold 2,094,143 shares of Preferred Stock to certain WCAS affiliates and other purchasers at a purchase price of $5.969 per share. The purchase price was equal to the average last sale price of the Common Stock reported by the Nasdaq Stock Market for the 20 consecutive trading days commencing July 11, 1996. WCAS VI, of which Messrs. Anderson, de Nicola and Minicucci are general partners, purchased 1,978,643 shares, and WCAS Information Partners, of which Mr. Anderson is a general partner, purchased 23,643 shares. Messrs. Anderson, de Nicola and Minicucci also purchased 16,887 shares, 1,012 shares and 8,443 shares in their respective individual capacities. Each share of Preferred Stock may be converted at the holder's option into one share of Common Stock, subject to adjustment under certain circumstances, and the holders of Preferred Stock are entitled to vote together with the holders of Common Stock on all matters to be voted on by the Company's stockholders.

  On December 12, 1996, the Compensation Committee, with Mr. McTavish abstaining, approved a reduction of the exercise price of the stock options held by Messrs. Cary and McTavish. Mr. McTavish held a total of 15,000 options with an exercise price of $14.50 per share that was reduced to $4.75 per share, which represented the fair market value of the Common Stock on the date of the repricing. Similarly, Mr. Cary held a total of 10,000 options with an exercise price of $10.00 per share that was reduced to $4.75 per share and 5,000 options with an exercise price of $14.50 per share that was reduced to $4.75 per share.

DIRECTOR COMPENSATION

  The Board of Directors held six meetings during fiscal 1996. Outside directors receive an annual retainer of $7,500 per year and $1,000 for each meeting of the Board of Directors attended. In November 1996, the Company's outside directors elected to receive their annual retainer and attendance fees for fiscal 1996 in the form of Common Stock with an equivalent value to be granted in fiscal 1997. In addition, under the Company's Stock Option Plan for Non-Employee Directors, directors who are not employed by the Company or affiliated with WCAS are granted, upon their election to the Board of Directors, options to purchase 10,000 shares of Common Stock for a price equal to the fair market value of the shares as of the date of election. The options vest in one-third increments on each of the first through third anniversaries of the grant date. No additional amounts are paid by the Company for committee participation or special assignments. Each of the directors attended at least 80% of the meetings of the directors and committees of which such director was a member held during the period for which each was elected to serve.

ADDITIONAL INFORMATION

  For additional information that should be considered with regard to the election of directors, see "Executive Compensation," "Stock Performance Graph" and "Compliance With Section 16(a) of the Securities Exchange Act of 1934" below.

                              EXECUTIVE OFFICERS

  The Company's current executive officers are listed below, together with their age, position with the Company and business experience for the past five years.

THOMAS A. WILSON           Age: 57

  Mr. Wilson is the President and Chief Executive Officer of the Company. Please refer to the section of this Proxy Statement entitled "Additional Information Concerning the Board of Directors and Director Nominees" for additional information regarding Mr. Wilson's experience.

VIVEK WADHWA               Age: 38

  Mr. Wadhwa has been with the Company since its founding in March 1990 and from March 1990 through November 1993 served as the Company's Vice President and Chief Technical Officer. In December 1993, he was promoted to Executive Vice President, Chief Technical Officer. From 1986 to 1990, he was employed by CSFB, where he was Vice President from September 1988 to March 1990 and responsible for the development of the Seer*HPS software tools. Mr. Wadhwa obtained his B.A. in Computing Studies from Canberra University of Australia and his M.B.A. from New York University.

STEVEN DMISZEWICKI         Age: 34

  Mr. Dmiszewicki has served as Senior Vice President and Chief Financial Officer of the Company since October 1996. From July 1996 to October 1996, he was employed by Healthpoint G.P. as Vice President, Chief Financial and Administrative Officer. From February 1996 until he left the Company to join Healthpoint, Mr. Dmiszewicki served the Company as Vice President and Chief Financial Officer. From January 1993 until February 1996, Mr. Dmiszewicki served as the Company's Vice President--Finance, and from August 1990 until January 1993, he was employed as the Company's Corporate Controller. From August 1989 until August 1990, Mr. Dmiszewicki was employed by the investment bank Kleinwort Benson, Inc. as Assistant Vice President--Banking. During the period from March 1987 until August 1989, Mr. Dmiszewicki served as Treasurer of the investment bank Baring Brothers, Inc. Mr. Dmiszewicki, a Certified Public Accountant, obtained his B.S. in Business Administration from Bucknell University.

MICHAEL A. REIFF

                           Age: 42
  Mr. Reiff has served as the Company's Senior Vice President, Worldwide Marketing since January 3, 1997. From 1995 to 1997, he served as a principal of Compact Vending Corporation, a full-service vending company. He served as Vice President of Marketing of Amdahl Corporation, which designs and sells mainframe hardware and application development software, from 1993 to 1994. Mr. Reiff was also employed as Vice President, Pacific Rim Operations, of TeraData Corporation, a computer manufacturer, and as President of ShareBase Technology, a TeraData subsidiary, from 1991 until its acquisition in 1992.

DENNIS MCKINNIE            Age: 40

  Mr. McKinnie joined the Company as Vice President and General Counsel in November 1994. He has also served as Corporate Secretary of the Company since February 1996 and as Assistant Secretary prior thereto. From September 1989 to October 1994, he was associated with the Atlanta, Georgia law firm of Powell, Goldstein, Frazer & Murphy, where he was a member of that firm's Technology Litigation Group. Prior to becoming associated with Powell, Goldstein, he was Staff Counsel to the Supreme Court of the United States. During his 12 years of law practice, he also clerked for the Alabama Supreme Court and the United States Court of Appeals for the Eleventh Circuit. Mr. McKinnie holds a B.A. from Union University and a J.D. from the Cumberland School of Law of Samford University.

                            EXECUTIVE COMPENSATION

  The following summary compensation table sets forth the compensation earned by the Company's current Chief Executive Officer, its prior Chief Executive Officer, the two other executive officers serving at the end of fiscal 1996 whose salary and bonus exceeded $100,000 for services rendered to the Company during fiscal 1996 and the two most highly compensated former executive officers who left the Company during fiscal 1996 but earned over $100,000 in salary and bonus for that year. The table reflects compensation earned for each of the last three years or for such shorter period of service as an executive officer as is reflected below.

SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM COMPENSATION
                                                                    -------------------------------
                                    ANNUAL COMPENSATION                    AWARDS           PAYOUTS
                                -------------------------------     ---------------------   -------
                                                        OTHER
                                                       ANNUAL       RESTRICTED SECURITIES
   NAME AND PRINCIPAL    FISCAL                        COMPEN-        STOCK    UNDERLYING    LTIP    ALL OTHER
        POSITION          YEAR   SALARY       BONUS   SATION(1)      AWARD(S)   OPTIONS     PAYOUTS COMPENSATION
   ------------------    ------ --------     -------- ---------     ---------- ----------   ------- ------------
Thomas A. Wilson          1996  $ 23,341     $      0 $125,000(2)      $ 0      400,000        $0     $     0
 President, Chief
 Executive Officer and
 Director (August 1996
 to present)
Eugene F. Bedell          1996  $183,333     $      0 $      0         $ 0            0       $ 0     $16,667(4)
 Former President,        1995  $200,000     $275,000 $      0         $ 0      430,000(5)    $ 0     $   288(6)
 Chief Executive Officer  1994  $200,000     $250,000 $      0         $ 0            0       $ 0     $   288(6)
 and Director(3)
Vivek Wadhwa              1996  $168,750     $      0 $      0         $ 0            0       $ 0     $     0
 Executive Vice           1995  $150,000     $225,000 $      0         $ 0      380,000       $ 0     $    66(6)
 President, Chief         1994  $150,000     $200,000 $      0         $ 0            0       $ 0     $    66(6)
 Technical Officer
Dennis McKinnie           1996  $127,500     $      0 $      0         $ 0        2,000       $ 0     $     0
 Vice President and       1995  $120,000     $ 30,000 $      0         $ 0       10,000       $ 0     $     0
 General Counsel
Mark J. Baric             1996  $151,979     $      0 $      0         $ 0            0       $ 0     $     0
 Former Executive         1995  $150,000     $225,000 $      0         $ 0      300,000       $ 0     $    66(6)
 Vice President(7)        1994  $150,000     $200,000 $      0         $ 0            0       $ 0     $    66(6)
John F. Ryan              1996  $161,250     $      0 $      0         $ 0       20,000(9)    $ 0     $     0
 Former Executive         1995  $135,000     $225,000 $ 97,527(10)     $ 0       60,000       $ 0     $    66(6)
 Vice President, Sales    1994  $132,500(11) $160,000 $      0         $ 0            0       $ 0     $    66(6)
 and Services--Americas
 and EMEA(8)

--------
 (1) Except as noted in Notes (1) and (10) below, the indicated amounts do not reflect non-cash compensation in the form of personal benefits provided by the Company that may have value to the recipient. Although such compensation cannot be determined precisely, the Company has concluded that except as noted in Notes (1) and (10) below, the aggregate value of such benefits awarded to any named executive officer did not exceed the lesser of $50,000 or 10% of his salary and bonus for any fiscal year to which such benefits pertain.
 (2) Reflects a moving allowance granted to reimburse Mr. Wilson for expenses incurred in connection with his relocation to the Cary, North Carolina area.
 (3) Mr. Bedell resigned as President and Chief Executive Officer of the Company in August 1996 and as a director of the Company in November 1996.
 (4) Reflects severance payments paid in fiscal 1996.
 (5) Does not include 5,000 shares subject to options awarded to Mr. Bedell's spouse, as to which beneficial ownership was disclaimed.
 (6) Represents imputed income to the named executive for life insurance coverage in excess of a base amount of $50,000 in coverage.
 (7) Mr. Baric resigned as Executive Vice President of the Company in August
     1996.
 (8) Mr. Ryan resigned as Executive Vice President, Sales and Services-- Americas and EMEA in September 1996.
 (9) Represents 20,000 options granted on May 2, 1996 to replace the same number of options cancelled in connection with the repricing of certain outstanding options on that date. All of the indicated options expired following Mr. Ryan's resignation in September 1996.
(10) Represents an overseas housing allowance in the amount of $82,215 and an overseas car allowance in the amount of $15,312.
(11) During fiscal 1994, Mr. Ryan received a salary increase from $125,000 to $135,000. The figure shown reflects earnings for fiscal 1994.

  The following table sets forth information regarding each grant of stock options to each of the named executives during fiscal 1996. The Company did not award any stock appreciation rights ("SARs") during fiscal 1996.

OPTION GRANTS IN FISCAL 1996

                               INDIVIDUAL GRANTS

                                                                          POTENTIAL REALIZABLE VALUE
                         NUMBER OF     PERCENT OF                           AT ASSUMED ANNUAL RATES
                         SECURITIES   TOTAL OPTIONS                           OF APPRECIATION FOR
                         UNDERLYING    GRANTED TO    EXERCISE                   OPTION TERM(2)
                          OPTIONS     EMPLOYEES IN    PRICE    EXPIRATION ---------------------------
NAME                      GRANTED     FISCAL YEAR(1) ($/SHARE)    DATE       5% ($)        10% ($)
----                     ----------   -------------  --------  ---------- ------------- -------------
Mr. Wilson..............  300,000(3)      32.6%       $ 5.50    8/21/06   $   2,687,676 $   4,279,675
                          100,000(3)      10.9         18.00    8/21/06         895,892     1,426,558
Mr. Bedell..............        0            0            --         --               0             0
Mr. Wadhwa..............        0            0            --         --               0             0
Mr. McKinnie............    2,000(4)         *          6.38     5/2/06          20,785        33,096
Mr. Baric...............        0            0            --         --               0             0
Mr. Ryan................   20,000(5)       2.2          6.38    12/6/05         203,631       317,975

--------
*  Represents less than one percent of the options granted in fiscal 1996.
(1) Calculated using a denominator of 921,000 options, 185,550 of which were granted to replace options cancelled in connection with the May 2, 1996, repricing of certain of the Company's then outstanding options. The Company granted 735,450 options in fiscal 1996 that were not connected with the repricing.
(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the market price of the Common Stock.
(3) Of the indicated options, 25% will vest on September 30, 1997 so long as Mr. Wilson is employed by the Company on that date. Thereafter, the options will vest annually in three additional 25% increments. In the event of a change of control of the Company prior to September 30, 1997, a minimum of 50% of the options will vest. The Company is required to withhold from the shares issued upon exercise a number of shares sufficient to satisfy applicable withholding tax obligations.
(4) The indicated options vest in annual increments of 20% commencing on October 1, 1996. If WCAS or its affiliates dispose of more than 50% of their shares of Common Stock, the options become fully exercisable on the business day immediately preceding the transaction. The Company is required to withhold from the shares issued upon exercise a number of shares sufficient to satisfy applicable withholding tax obligations.
(5) Granted on May 2, 1996 to replace options to purchase the same number of shares that were cancelled in connection with the option repricing on that date. The options were to vest in full on December 6, 2005, subject to accelerated vesting upon the Company's achievement of certain earnings objectives for fiscal 1996 and 1997. If WCAS or its affiliates were to dispose of more than 50% of their shares for at least $13.50 per share, the options would become fully exercisable on the business day immediately preceding the transaction. The Company was required to withhold from the shares issued upon exercise a number of shares sufficient to satisfy applicable withholding tax obligations. Although a maximum of an additional 32.55% of the options could vest on October 1, 1996 and 43.94% could vest on October 1, 1997, the options expired following Mr. Ryan's resignation from the Company in September 1996.

  The following table sets forth information concerning the options exercised during fiscal 1996 and held at September 30, 1996 by the named executives.

FISCAL 1996 YEAR-END OPTION HOLDINGS AND VALUES

                                                  NUMBER OF SECURITIES                   VALUE OF UNEXERCISED
                          SHARES                 UNDERLYING UNEXERCISED                      IN-THE-MONEY
                         ACQUIRED             OPTIONS AT SEPTEMBER 30, 1996        OPTIONS AT SEPTEMBER 30, 1996(2)
                            ON      VALUE     -----------------------------        --------------------------------
          NAME           EXERCISE REALIZED(1)  EXERCISABLE       UNEXERCISABLE       EXERCISABLE        UNEXERCISABLE
          ----           -------- ----------   -----------      ---------------    ----------------   -----------------
Mr. Wilson..............       0   $      0                  0             400,000  $              0    $        150,000
Mr. Bedell..............  27,500    187,750                  0              75,000                 0             243,750
Mr. Wadhwa..............   5,000     41,250             67,808             307,192           186,472             844,778
Mr. McKinnie............       0          0              3,933               8,067             9,716              17,784
Mr. Baric...............  57,480    193,570                  0                   0                 0                   0
Mr. Ryan................       0          0             11,496                   0            31,614                   0

--------
(1) Calculated by subtracting the exercise price ($3.25) from the closing price of the Company's Common Stock as reported by the Nasdaq Stock Market on the date of exercise and multiplying the difference by the number of shares underlying each option.
(2) Calculated by subtracting the exercise price from $6.00, the closing price of the Company's Common Stock as reported by the Nasdaq Stock Market on September 30, 1996, and multiplying the difference by the number of shares underlying each option.

EMPLOYMENT AGREEMENT

  Pursuant to a letter agreement dated August 8, 1996, Mr. Wilson is entitled to receive an annual salary of $280,000, subject to review annually by the Compensation Committee. In addition, at the end of each fiscal year, he will receive incentive compensation equal to 50% to 100% of his annual salary, with a minimum bonus of $140,000 for fiscal 1997 and payment thereafter to be determined by the Compensation Committee based on the Company's achievement of its annual operating plan. Mr. Wilson also received stock options with the terms described above in the table entitled, "Option Grants in Fiscal 1996" and up to $125,000 in reimbursement for moving expenses. In the event of termination of his employment, Mr. Wilson will receive his annual salary for a period of 12 months following the effective date of termination.

SEVERANCE AGREEMENTS

  Pursuant to the terms of a Severance Agreement dated August 31, 1996 between the Company and its former President and Chief Executive Officer, Eugene F. Bedell, Mr. Bedell is entitled to receive his regular salary of $16,667 per month for a one-year term commencing on August 31, 1996, the effective date of his resignation. All benefits except for vacation and disability insurance will continue for the same period of time or until such earlier date as Mr. Bedell becomes employed on a full-time basis. Mr. Bedell agreed to provide consulting services to the Company after his resignation, and as consideration for such services, the Company amended the terms of his outstanding stock options to provide for the accelerated vesting of options to purchase 75,000 shares of Common Stock, with a maximum of 25,000 options vesting on each of February 15, 1997; August 15, 1997; and February 15, 1998, with the actual number of shares vesting on the indicated dates to be determined by the Compensation Committee in its sole discretion. The Committee has determined that none of the options scheduled to vest on February 15, 1997 will vest on that date. The Agreement prohibits Mr. Bedell from disclosing trade secrets or confidential information regarding the Company, soliciting the Company's employees or entering into an employment, consulting or other business relationship with certain competitors of the Company for a period of 12 months commencing August 31, 1996. The Agreement also contains a general release of claims by each party.

  Pursuant to the terms of a Severance Agreement dated September 30, 1996 between the Company and its former Executive Vice President, Sales and Services--Americas and EMEA, John F. Ryan, Mr. Ryan is entitled to receive his regular salary of $13,438 per month for a six-month term commencing on September 30, 1996, the effective date of his resignation. All benefits except for vacation and disability will continue for the same period of time or until such earlier date as Mr. Ryan becomes employed on a full-time basis.

NON-COMPETITION AGREEMENTS

  All executive officers and substantially all of the Company's employee-stockholders (each, an "Employee-Stockholder") have executed a Non-Competition, Confidentiality and Invention Assignment Agreement (the "Non-Competition Agreement").

  Each Employee-Stockholder who executed the Non-Competition Agreement agreed, for the term of employment and for a period of 12 months after the voluntary termination of employment, not to engage in any business activity that competes with the Company's financial services applications software or certain related consulting or training services. An Employee-Stockholder is prohibited from using or disclosing any confidential information without the prior consent of the Company. All developments, works of authorship and other inventions relating to the Company's services and products which an Employee-Stockholder makes or conceives during his or her employment with the Company will be the property of the Company.

          HISTORICAL INFORMATION REGARDING REPRICING, REPLACEMENT OR
                      CANCELLATION AND REGRANT OF OPTIONS

  The following table sets forth certain information concerning the repricing, replacement or cancellation and regrant of options held by persons who were executive officers of the Company at the time such action was taken. The table reflects all repricings, replacements and cancellations and regrants of options that have occurred since the Company became a reporting company under
Section 13 of the Securities Exchange Act of 1934 in 1995.

                                                                                LENGTH OF
                                NUMBER                                       ORIGINAL OPTION
                                  OF      MARKET PRICE   EXERCISE            TERM REMAINING
                               OPTIONS    OF STOCK AT    PRICE AT              AT DATE OF
                               REPRICED     TIME OF      TIME OF      NEW     REPRICING OR
                                  OR      REPRICING OR REPRICING OR EXERCISE    AMENDMENT
         NAME            DATE  AMENDED     AMENDMENT    AMENDMENT    PRICE      (IN YEARS)
         ----           ------ --------   ------------ ------------ -------- ---------------
Eugene F. Bedell           --      -0-         --            --        --          --
 Former Chief Executive
 Officer
 and President
Vivek Wadhwa               --      -0-         --            --        --          --
 Executive Vice
 President, Chief
 Technical Officer
Steven Dmiszewicki      5/2/96   2,500(1)    $6.38        $14.50     $6.38         8.5
 Senior Vice President
 and Chief Financial
 Officer
Dennis McKinnie            --      -0-         --            --        --          --
 Vice President and
 General Counsel
Mark J. Baric              --      -0-         --            --        --          --
 Former Executive Vice
 President
John F. Ryan            5/2/96  20,000(2)    $6.38        $14.50     $6.38         8.5
 Former Executive Vice
 President, Sales and
 Services--
 Americas and EMEA

--------
(1) The indicated options expired following Mr. Dmiszewicki's resignation in July 1996.
(2) The indicated options expired following Mr. Ryan's resignation in September 1996.

REPORT ON FISCAL 1996 OPTION REPRICINGS

  On May 2, 1996, the Compensation Committee of the Board of Directors (the "Committee") approved a reduction of the exercise price of all outstanding employee stock options with an exercise price above $7.00 per share. The exercise prices of such options were reduced from either $14.50 or $10.00 to $6.38 per share, which was the fair market value of a share of Common Stock on that date. The Committee also extended the expiration date of the options by one year. All other terms of the options remained as they were prior to the repricing. The repricing affected a total of 185,550 options held by 71 optionees.

  The Committee approved the repricing because its members believe that equity interests are a significant factor in the Company's ability to attract and retain key employees that are critical to the Company's long-range success. After the Company's initial public offering of its Common Stock at $18.00 per share in June 1995, the market value of the Common Stock steadily fell to a market price of $6.38 per share by May 1996. In view of the number of underwater options that were held by the Company's employees at that time, the Committee believed that the Company's ability to retain existing employees and to attract talented individuals in the future was in jeopardy. Consequently, the Committee approved the repricing to ensure that all optionees would continue to have a meaningful equity investment in the Company.

            SUBMITTED BY THE MEMBERS OF THE COMPENSATION COMMITTEE

                               Bruce K. Anderson
                               George L. McTavish
                               Robert A. Minicucci

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  This report by the Compensation Committee of the Board of Directors discusses the Committee's compensation objectives and policies applicable to the Company's executive officers. The report reviews the Committee's policy generally with respect to the compensation of all executive officers as a group for fiscal 1996 and specifically reviews the compensation established for the Company's current and former Chief Executive Officers as reported in the Summary Compensation Table. The Committee is composed entirely of non-employee directors of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors, consisting entirely of non-employee directors, approves all policies under which compensation is paid or awarded to the Company's executive officers. The Committee is composed of Messrs. Anderson, McTavish and Minicucci.

COMPENSATION PHILOSOPHY

  The Company's executive compensation program has three objectives: (1) to align the interests of the executive officers with the interests of the Company's stockholders by basing a significant portion of an executive's compensation on the Company's performance, (2) to attract and retain highly talented and productive executives, and (3) to provide incentives for superior performance by the Company's executives. To achieve these objectives, the Committee has crafted a program that consists of base salary, short-term incentive compensation in the form of a bonus, and long-term incentive compensation in the form of stock options. These compensation elements are in addition to the general benefit programs that are offered to all of the Company's employees.

  Each year, the Committee reviews the Company's executive compensation program. In its review, the Committee studies the compensation packages for executives of a peer group of the Company's most direct publicly held competitors for executive talent, assesses the competitiveness of the Company's executive compensation program and reviews the Company's financial performance for the previous fiscal year. The Committee also gauges the success of the compensation program in achieving its objectives in the previous year and considers the Company's overall performance objectives.

  Each element of the Company's executive compensation program is discussed below.

BASE SALARIES

  The Committee annually reviews the base salaries of the Company's executive officers. The base salaries for the Company's executive officers for fiscal 1996 were established by the Committee at the beginning of that fiscal year. In addition to considering the factors listed in the foregoing section that support the Company's executive compensation program generally, the Committee reviews the responsibilities of the specific executive position and the experience and knowledge of the individual in that position. The Committee also measures individual performance based upon a number of factors, including a measurement of the Company's historic and recent financial performance and the individual's contribution to that performance, the individual's performance on non-financial goals and other contributions of the individual to the Company's success, and gives each of these factors relatively equal weight without confining its analysis to a rigorous formula. As is typical of most corporations, the actual payment of base salary is not conditioned upon the achievement of any predetermined performance targets.

INCENTIVE COMPENSATION

  Bonuses established for executive officers are intended to motivate the individual to work hard to achieve the Company's financial and operational performance goals or to otherwise motivate the individual to aim for a high level of achievement on behalf of the Company in the coming year. The Committee does not have a formula for determining bonus payments, but establishes general target bonus levels for executive officers at the beginning of the fiscal year based in relatively equal measures upon the Committee's subjective assessment of the Company's projected revenues and other operational and individual performance factors and may adjust these targets during the year. The Committee did not award any bonuses to its executive officers for fiscal 1996. The Committee's decision was based on the Company's financial performance in fiscal 1996.

LONG-TERM INCENTIVE COMPENSATION

  The Company's long-term incentive compensation plan for its executive officers is based upon the Company's Stock Option and Restricted Stock Purchase Plan. The Committee believes that placing a portion of executives' total compensation in the form of stock options achieves three objectives. It aligns the interest of the Company's executives directly with those of the Company's stockholders, gives executives a significant long-term interest in the Company's success and helps the Company retain key executives. Vesting is generally linked directly to the revenue performance of the Company, although some options vest in annual increments without other conditions. In determining the number and terms of options to grant an executive, the Committee primarily considers the executive's past performance and the degree to which an incentive for long-term performance would benefit the Company.

BENEFITS

  The Committee believes the Company must offer a competitive benefits program to attract and retain key executives. The Company provides the same medical and other benefits to its executive officers that are generally available to its other employees. In addition, the Company provides additional supplemental long-term disability insurance for its President and Chief Executive Officer, its Chief Financial Officer and its Chief Technical Officer.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

  The Company's current Chief Executive Officer receives an annual salary of $280,000, subject to review annually by the Compensation Committee. In addition, at the end of each fiscal year, he will receive incentive compensation equal to 50% to 100% of his annual salary, with a minimum bonus of $140,000 for fiscal 1997 and payment thereafter to be determined by the Compensation Committee based on the Company's achievement of its annual operating plan. Upon his commencement of employment with the Company, Mr. Wilson received stock options with the terms described in the table entitled, "Option Grants in Fiscal 1996." In the event of termination of his employment, Mr. Wilson will receive his annual salary for a period of 12 months following the effective date of termination. The salary, bonus and stock options awarded to Mr. Wilson were determined based on the Committee's review of the compensation packages for chief executive officers of the Company's most direct publicly held competitors for such officers and its subjective assessment of Mr. Wilson's experience, knowledge and abilities. Successive salary adjustments, bonus payments and stock option or other long-term incentive compensation will be determined based on the same elements and measures of performance as is the compensation for the Company's other executive officers.

  The Committee approved a base salary for its former Chief Executive Officer, Mr. Bedell, for fiscal 1996 of $200,000 based on the same factors as were the base salaries of the other executive officers. There was no increase in Mr. Bedell's salary over the previous year. In structuring Mr. Bedell's compensation, the Committee considered the alignment of his compensation package with the financial performance of the Company to be essential. Based on the Company's financial and operational performance over the past year, measured as described under "Incentive Compensation" above, the Committee did not grant an incentive bonus to Mr. Bedell for fiscal 1996. As a part of Mr. Bedell's severance agreement, the Committee approved an amendment to the terms of his outstanding stock options to provide for the accelerated vesting of options to purchase 75,000 shares of Common Stock, with a maximum of 25,000 options vesting on each of February 15, 1997; August 15, 1997; and February 15, 1998, with the actual number of shares vesting on the indicated dates to be determined by the Committee in its sole discretion. After considering the Company's results of operations for fiscal 1996 and the first quarter of fiscal 1997, as well as the degree to which vesting the initial increment of options would benefit the Company, the Committee has determined that none of the options scheduled to vest on February 15, 1997 will vest on that date.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

  It is the responsibility of the Committee to address the issues raised by
Section 162(m) of the Internal Revenue Code, as amended (the "Code"). The revisions to this Code section made certain non-performance based compensation in excess of $1,000,000 to executives of public companies non-deductible to the companies beginning in 1994. The Committee has reviewed these issues and has determined that no portion of compensation payable to any executive officer for fiscal 1996 is non-deductible. The Committee recommends, however, that the Company's Stock Option and Restricted Stock Plan be amended to limit to 500,000 the number of options or shares that may be awarded to any individual in a single year under that plan. See Proposal 3.

  Submitted by:       THE COMPENSATION COMMITTEE

                               Bruce K. Anderson
                               George L. McTavish
                               Robert A. Minicucci

                            STOCK PERFORMANCE GRAPH

  The following graph indicates the Company's cumulative total return to stockholders from June 30, 1995 (the first trading day of the Company's Common Stock), through September 30, 1996, as compared to cumulative total returns for the Nasdaq Stock Market (U.S.) index and a peer group of companies consisting of Gupta Corporation, Informix Corporation, Intersolv Corporation, Oracle Corporation and Sybase, Inc.


                         [GRAPH APPEARS HERE]

              COMPARISON OF FIVE YEAR CUMULATIVE RETURN
         AMONG PEER TECHNOLOGIES, INC., NASDAQ INDEX AND PEER INDEX

Measurement period                Peer           NASDAQ      Peer Group
(Fiscal Year Covered)       Technologies, Inc.   Index       Index
---------------------       ------------------   --------    ----------
Measurement PT -
06/30/95                        $100.00          $100.00     $100.00

FYE 09/29/95                    $ 72.89          $109.69     $105.07
FYE 06/30/96                    $ 28.92          $141.62     $ 87.17



     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the Securities and Exchange Commission thereunder require the Company's directors and executive officers and persons who own more than 10% of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of their ownership of the Company's Common Stock and subsequent reports of changes in such ownership with the Securities and Exchange Commission. Directors, executive officers and persons owning more than 10% of the Company's Common Stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received by it and written representations that no other reports were required for those persons, management believes that, except for three late reports, each covering one transaction, filed by Mr. McKinnie, the Company's directors, executive officers and owners of more than 10% of the its Common Stock complied with all filing requirements in a timely manner during fiscal 1996 and the first quarter of fiscal 1997.

 PROPOSAL 2: AMENDMENT OF THE STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN
    TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE
                                  THEREUNDER

GENERAL

  The Board of Directors has approved and recommends that the stockholders approve an amendment to the Company's Stock Option and Restricted Stock Purchase Plan (the "Plan") to increase the number of shares of Common Stock authorized for issuance thereunder from 2,400,000 to 2,900,000. The text of the proposed amendment is attached as Appendix A.

  The Company has reserved 2,400,000 shares of Common Stock for issuance under the Plan. As of December 31, 1996, 2,171,941 shares were subject to outstanding options under the Plan. The Plan provides for grants of options and awards of restricted stock for the purpose of attracting and motivating key employees and directors of the Company. All of the Company's employees, officers and directors are eligible for awards under the Plan. The Plan is administered by the disinterested members of the Compensation Committee and permits the grant of both incentive and non-qualified stock options under the Code and of restricted stock that may be purchased and held subject to vesting provisions and other restrictions. The disinterested members of the Compensation Committee determine which individuals will be granted options or restricted stock, the number of such securities to be granted and other terms and conditions applicable to the grants. The Plan requires the Company to deduct from the shares of Common Stock issuable upon exercise of a non-qualified stock option or the purchase of restricted stock shares of Common Stock with a fair market value equal to the participant's withholding tax liability. In the event of a change in control of the Company, holders of options will be entitled to receive the same consideration to which they would be entitled as stockholders had they exercised their options immediately prior to the change of control. Alternatively, the Board may, to the extent permitted by law, pay each holder of an option cash in an amount equal to the difference between the value of the consideration to be paid to the Company's stockholders (on a per share basis) and the exercise price of the option, multiplied by the number of shares of Common Stock vested under the terms of the option. If an option holder ceases to be an employee of the Company, the holder's right to exercise vested incentive stock options terminates after one month. If the holder's termination is by reason of disability or death, the holder (or his or her estate) has 12 months to exercise any vested incentive stock options. Termination provisions of non-qualified stock options are established by the disinterested members of the Committee and are typically identical to those of incentive stock options. Restricted stock remains subject to forfeiture in the event the vesting conditions attached to such stock are not met.

OPTIONS GRANTED UNDER THE PLAN

  The following table sets forth the number of vested and unvested options and shares of restricted stock granted under the Plan, net of exercises, to the persons and groups listed below as of December 31, 1996. No persons other than those listed below have received five percent or more of the options granted under the Plan. The fair market value of the Common Stock on December 31, 1996 was $3.25 per share, representing the closing price of the Common Stock reported by the Nasdaq Stock Market on that date.

                                            NUMBER OF SHARES  NUMBER OF SHARES
                                               SUBJECT TO    OF RESTRICTED STOCK
          NAME                              OPTIONS GRANTED        GRANTED
          ----                              ---------------- -------------------
Mr. Wilson................................       400,000                0
Mr. Bedell................................        75,000                0
Mr. Wadhwa................................       375,000                0
Mr. McKinnie..............................        52,500            2,500
Mr. Baric.................................             0                0
Mr. Ryan..................................             0
Mr. Anderson..............................             0                0
Mr. Cary..................................         5,000                0
Mr. de Nicola.............................             0                0
Mr. McTavish..............................         5,000                0
Mr. Minicucci.............................             0                0
All current executive officers as a group.     1,027,500            2,500
All current directors who are not
executive officers as a group.............        10,000                0
All employees, including all current
 officers who are not executive officers,
 as a group...............................     2,161,941                0

FEDERAL INCOME TAX CONSEQUENCES

  Incentive Stock Options. An optionee will not recognize income upon the grant or exercise of an incentive stock option. Instead, the optionee will be taxed at the time he or she sells the stock purchased pursuant to the option. The optionee will be taxed on the difference between the price he or she paid for the stock and the amount for which he or she sells the stock. If the optionee does not sell the stock within two years from the date of grant of the option and one year from the date the stock is transferred to the optionee, the gain will be capital gain, and the Company will not be entitled to a deduction. If the optionee sells the stock at a gain prior to that time, the difference between the amount the optionee paid for the stock and the lesser of the fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income and the Company will be entitled to a corresponding deduction; if the stock is sold for an amount in excess of the fair market value on the date of exercise, the excess amount will be taxed as capital gain. If the optionee sells the stock for less than the amount he or she paid for it prior to the expiration of the one- or two-year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject an optionee to, or increase an optionee's liability for, the alternative minimum tax.

  Non-Qualified Stock Options. An optionee will not recognize income upon the grant of a non-qualified stock option under the Plan or at any time prior to the exercise of the option or a portion thereof. Generally, at the time the optionee exercises a non-qualified option or portion thereof, the optionee will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the underlying stock on the date the option is exercised over the option price of the stock and the Company will then be entitled to a corresponding deduction. At that time, the Company will be subject to income tax withholding requirements and will have the right to require an optionee who is or was an employee of the Company to remit in cash to the Company an amount sufficient to satisfy any federal, state and local tax requirements prior to the delivery of any certificate or certificates for such shares of stock.

  A subsequent taxable disposition of the stock acquired upon exercise of an option and held as a capital asset will result in a capital gain or loss measured by the difference between the fair market value of the stock on the date of the option exercise and the amount realized on later disposition.

  Restricted Stock. Plan participants will not be taxed upon the grant of a restricted stock award if such award is not transferable by the recipient or is subject to a "substantial risk of forfeiture," as defined in the Code. However, when the shares of Common Stock that are subject to the stock award become transferable by the recipient and are no longer subject to a substantial risk of forfeiture, the recipient will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the Common Stock subjects to the award, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction. However, if the recipient so elects at the time of receipt of an award that is subject to a substantial risk of forfeiture, he or she may include the fair market value of the stock subject to the award, less any amount paid for such stock, in income at the time of grant and the Company will also be entitled to a corresponding deduction as that time.

  THE FOREGOING IS A SUMMARY DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO OPTIONEES UNDER THE CODE AND SHOULD NOT BE CONSTRUED AS LEGAL, TAX OR INVESTMENT ADVICE. ALL OPTIONEES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES APPLICABLE TO THEM, INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO THE PLAN.

           PROPOSAL 3: AMENDMENT OF THE STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN TO LIMIT INDIVIDUAL ANNUAL AWARDS THEREUNDER

  The Board of Directors has approved and recommends that stockholders approve an amendment to the Company's Stock Option and Restricted Stock Purchase Plan to limit to 500,000 the number of shares that may be subject to options or restricted stock awarded to any individual thereunder in a given fiscal year. The text of the proposed amendment is attached as Appendix B.

  The Board has adopted the proposed amendment in response to the requirements of Section 162(m) of the Code, which places a $1,000,000 ceiling on the deductibility to the Company of non-performance based compensation paid to its executive officers. Options granted at fair market value under a plan that has been approved by the Company's stockholders and is administered by "disinterested directors" as defined in Section 162(m) of the Code and Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, is generally treated as performance-based compensation. In order for this treatment to continue, the Plan must restrict the number of shares of Common Stock that may be awarded to any individual under the Plan in any given fiscal year. The Plan will be deemed to satisfy this requirement prior to the 1997 Annual Meeting of Stockholders. Effective upon the date of such meeting, however, the Plan must be amended to incorporate this restriction expressly.

  The Board of Directors has determined that 500,000 shares represent an appropriate limit for the number of shares of Common Stock that may be subject to option grants or restricted stock awards under the Plan for any individual in any given fiscal year. The Board has therefore adopted, and recommends that the stockholders approve, the proposed Plan amendment that establishes this limit.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO THE PLAN.

      PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  Unless otherwise directed by the stockholders, proxies will be voted for ratification of the appointment by the Board of Directors, upon the recommendation of the Audit Committee, of Coopers & Lybrand, L.L.P. ("Coopers & Lybrand") as the Company's independent accountants for fiscal 1997. If the appointment of Coopers & Lybrand is not ratified by the stockholders, the Audit Committee will reconsider its recommendation. The Company has been informed that no member of Coopers & Lybrand has any direct or material indirect financial interest in the Company or any of its subsidiaries. A representative of the firm will be presented at the Annual Meeting to answer appropriate questions and to make a statement if he or she desires.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL 1997.

               STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

  Stockholders wishing to submit a proposal for action at the Company's 1998 Annual Meeting of Stockholders and desiring the proposal to be considered for inclusion in the Company's proxy materials relating thereto must provide a written copy of the proposal to the Secretary of the Company at its principal executive offices not later than October 1, 1997 and must otherwise comply with the rules of the Securities and Exchange Commission relating to stockholder proposals.

                                 ANNUAL REPORT

  The Company's 1996 Annual Report to Stockholders and a separate report on the Company's performance in the first quarter of fiscal 1997 are being mailed to the Company's stockholders with this Proxy Statement. Such materials are not part of the proxy soliciting materials.

                                 OTHER MATTERS

  Management is not aware of any other matters to be considered at the Annual Meeting other than as set forth in this Proxy Statement. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy in their discretion to vote the proxies in accordance with their judgment of such matters.

                                          By Order of the Board of Directors,

                                          Thomas A. Wilson
                                          President, Chief Executive Officer
                                          and Director

  THE COMPANY WILL UPON THE WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 1996. REQUESTS FOR COPIES SHOULD BE DIRECTED TO INVESTOR RELATIONS, SEER TECHNOLOGIES, INC., 8000 REGENCY PARKWAY, CARY, NORTH CAROLINA 27511.

January 29, 1997

                                  APPENDIX A

                            SECOND AMENDMENT TO THE
                   SEER TECHNOLOGIES, INC. STOCK OPTION AND
                        RESTRICTED STOCK PURCHASE PLAN

  THIS SECOND AMENDMENT to the Seer Technologies, Inc. Stock Option and Restricted Stock Purchase Plan is made this 27th day of January 1997, by SEER TECHNOLOGIES, INC., a Delaware corporation (hereinafter called the "Company").

                             W I T N E S S E T H:

  WHEREAS, the Company established the Seer Technologies, Inc. Stock Option and Restricted Stock Purchase Plan (the "Plan"), effective as of September 30, 1994; and

  WHEREAS, the Company now desires to amend the Plan to increase the maximum number of shares of stock that may be issued and sold under the Plan;

  NOW, THEREFORE, the Company does hereby amend the Plan, effective immediately as follows, subject to shareholder approval, by deleting Section
4.1 of the Plan and replacing it with the following:

  "4.1 Number of Shares. The total number of shares of Common Stock for which Options and/or Awards that may be granted under the Plan shall not exceed in the aggregate 2,900,000 shares of Common Stock (subject to adjustment as provided in Section 8 hereof)."

  IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed as of the date first above written.

                                          SEER TECHNOLOGIES, INC.

                                          By:   /s/ Thomas A. Wilson
                                             ---------------------------------

                                          Title:  President and Chief
                                                ------------------------------
                                                Executive Officer
ATTEST:

/s/ Dennis McKinnie
--------------------------------

Title:  Secretary
      --------------------------

          [CORPORATE SEAL]

                                  APPENDIX B

                            THIRD AMENDMENT TO THE
                   SEER TECHNOLOGIES, INC. STOCK OPTION AND
                        RESTRICTED STOCK PURCHASE PLAN

  THIS THIRD AMENDMENT to the Seer Technologies, Inc. Stock Option and Restricted Stock Purchase Plan is made this 27th day of January 1997, by SEER TECHNOLOGIES, INC., a Delaware corporation (hereinafter called the "Company").

                             W I T N E S S E T H:

  WHEREAS, the Company established the Seer Technologies, Inc. Stock Option and Restricted Stock Purchase Plan (the "Plan"), effective as of September 30, 1994; and

  WHEREAS, the Company now desires to amend the Plan to limit to 500,000 the number of shares of Common Stock that may be subject to options or restricted stock granted to a single individual in any given fiscal year;

  NOW, THEREFORE, the Company does hereby amend the Plan, effective immediately as follows, subject to shareholder approval, by adding the following as Section 5.2(c) of the Plan:

  "During any given fiscal year, no Participant may be granted Options or Awards for more than a combined total of 500,000 shares of Common Stock."

  IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed as of the date first above written.

                                          SEER TECHNOLOGIES, INC.

                                          By:   /s/ Thomas A. Wilson
                                             ----------------------------------
                                          Title: President and Chief
                                                 Executive Officer
                                                -------------------------------

ATTEST:

/s/ Dennis McKinnie
-------------------------------------
Title:  Secretary
      -------------------------------
          [CORPORATE SEAL]

FRONT OF PROXY CARD
===================


     PROXY
                            SEER TECHNOLOGIES, INC.
        PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                      OF STOCKHOLDERS - FEBRUARY 28, 1997

     THOMAS A. WILSON and DENNIS MCKINNIE, or either of them, with full power of substitution, are hereby appointed proxies to vote all shares (unless a lesser number is specified on the other side) of common stock of Seer Technologies, Inc. (the "Company") that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on February 28, 1997 at The Solution Center, 1101 Slater Road, Brighton Hall, Research Triangle Park, North Carolina 27703, at 10:30 a.m., local time, and any adjournments thereof, with all powers the undersigned would possess if personally present, for the election of directors, the approval of two amendments to the Company's Stock Option and Restricted Stock Purchase Plan and the ratification of the Company's independent public accountants as described in the Proxy Statement and in their discretion with respect to matters incident to the conduct of the meeting and matters as to which the Board of Directors does not know, as of a reasonable time before the solicitation of this proxy, are to be presented at the meeting.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR EACH OF PROPOSALS 1 THROUGH 4.


                (Continued and to be SIGNED on the Reverse Side)

BACK OF PROXY CARD
==================

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF PROPOSALS 1 THROUGH 4.

                             Please mark and date the proxy and sign your name as it appears hereon. If executed by a corporation, a duly authorized officer must sign by name and title. Executors, administrators and trustees must so indicate when signing. If shares are held jointly, EACH holder must sign.

                             Dated                                        , 1997
                                  ----------------------------------------

                             ---------------------------------------------------


                             ---------------------------------------------------
                                       Signature(s) of Stockholder(s)

No. 1 Proposal to elect Bruce K. Anderson, Frank T. Cary, Anthony J. de Nicola, George L. McTavish, Robert A. Minicucci and Thomas A. Wilson as directors of the Company.

       For         Withheld
                                   (INSTRUCTION:   To withhold authority to
       [ ]           [ ]           vote for any individual nominee, write that
                                   nominee's name in the space provided below.)

                                   --------------------------------------------

No. 2 Proposal to approve an amendment to the Company's Stock Option and Restricted Stock Purchase Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 2,400,000 to 2,900,000.

       For         Withheld          Abstain

       [ ]           [ ]               [ ]

No. 3 Proposal to approve an amendment to the Company's Stock Option and Restricted Stock Purchase Plan to limit individual annual awards thereunder.

       For         Withheld          Abstain

       [ ]           [ ]               [ ]

No. 4 Proposal to ratify the appointment of Coopers & Lybrand, L.L.P. as the Company's independent public accountants.

       For         Withheld          Abstain

       [ ]           [ ]               [ ]

FRONT OF PROXY CARD
===================


     PROXY
                            SEER TECHNOLOGIES, INC.
        PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                      OF STOCKHOLDERS - FEBRUARY 28, 1997

     THOMAS A. WILSON and DENNIS MCKINNIE, or either of them, with full power of substitution, are hereby appointed proxies to vote all shares (unless a lesser number is specified on the other side) of Series A Convertible Preferred Stock of Seer Technologies, Inc. (the "Company") that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on February 28, 1997 at The Solution Center, 1101 Slater Road, Brighton Hall, Research Triangle Park, North Carolina 27703, at 10:30 a.m., local time, and any adjournments thereof, with all powers the undersigned would possess if personally present, for the election of directors, the approval of two amendments to the Company's Stock Option and Restricted Stock Purchase Plan and the ratification of the Company's independent public accountants as described in the Proxy Statement and in their discretion with respect to matters incident to the conduct of the meeting and matters as to which the Board of Directors does not know, as of a reasonable time before the solicitation of this proxy, are to be presented at the meeting.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR EACH OF PROPOSALS 1 THROUGH 4.


                (Continued and to be SIGNED on the Reverse Side)

BACK OF PROXY CARD
==================


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF PROPOSALS 1 THROUGH 4.

                             Please mark and date the proxy and sign your name as it appears hereon. If executed by a corporation, a duly authorized officer must sign by name and title. Executors, administrators and trustees must so indicate when signing. If shares are held jointly, EACH holder must sign.

                             Dated                                        , 1997
                                  ----------------------------------------


                             ---------------------------------------------------


                             ---------------------------------------------------
                                       Signature(s) of Stockholder(s)

No. 1 Proposal to elect Bruce K. Anderson, Frank T. Cary, Anthony J. de Nicola, George L. McTavish, Robert A. Minicucci and Thomas A. Wilson as directors of the Company.
        For         Withheld
                                (INSTRUCTION: To withhold authority to vote for
        [ ]           [ ]       any individual nominee, write that nominee's
                                name in the space provided below.)

                                -----------------------------------------------

No. 2 Proposal to approve an amendment to the Company's Stock Option and Restricted Stock Purchase Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 2,400,000 to 2,900,000.

        For           Against            Abstain

        [ ]             [ ]                [ ]

No. 3 Proposal to approve an amendment to the Company's Stock Option and Restricted Stock Purchase Plan to limit individual annual awards thereunder.

        For           Against            Abstain

        [ ]             [ ]                [ ]

No. 4 Proposal to ratify the appointment of Coopers & Lybrand, L.L.P. as the Company's independent public accountants.

        For           Against            Abstain

        [ ]             [ ]                [ ]